Exhibit 10.22
AMENDMENT TO PROMISSORY NOTE
This Amendment to the Promissory Note, originally dated September 1, 2010 (the “Note”) is entered into as of the 11th day of February, 2011, by and between CMS Acquisition, LLC (“CMS”) and CleanTech Biofuels, Inc. (“CTB”).
WHEREAS, the Note is secured by the CTB owned U.S. Patent No. 6,306,248 pursuant to a Security Agreement dated as of September 1, 2010, between CMS and CTB (the “Security Agreement”);
WHEREAS, to date no payments of principal, interest or otherwise have been made by CTB on the Note; and
WHEREAS, the parties wish to amend the terms of the Note as set forth below.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.	The Maturity Date, as defined in the Note, shall be changed to May 15, 2011 from February 28, 2011.
2.	Upon execution of this Amendment, CTB shall pay immediately available funds to CMS in the amount of $25,000 for payment against the Note as follows: (1) all accrued but unpaid interest to date and (2) principal.
3.	All remaining terms and conditions of the Note and Security Agreement shall continue in full force and effect.
IN WITNESS WHEREOF, CTB and CMS have caused this Amendment to the Note to be executed and delivered by their duly authorized officers as of the day and year set forth above.

CLEANTECH BIOFUELS, INC.
By:	_______________________________
Name:
Title:

CMS Acquisition, LLC
By:	_______________________________
Name:
Title: